Exhibit 99.1

Xponential Fitness, Inc. Announces Debt Refinancing, New Credit Facilities

Company to Repurchase All Outstanding Convertible Preferred Equity

IRVINE, Calif., December 8, 2025 - Xponential Fitness, Inc. (NYSE: XPOF) (the “Company”, “Xponential”, or “Xponential Fitness”), one of the leading global franchisors of boutique health and wellness brands, today announced it has entered into a new credit agreement to refinance the Company’s existing debt with a new five year term loan facility (the “term loan”) of $525 million. The new credit agreement also provides for a revolving credit facility with borrowing capacity of $25 million.

“This refinancing not only allows the Company to decrease interest payments by up to one percent if it achieves certain financial milestones, but it also eliminates the Company’s preferred stock which were convertible into approximately 8.2 million shares of common stock,” said John Meloun, Chief Financial Officer of Xponential Fitness. “We are now even better positioned to support our strategic priorities and create long-term value for our shareholders moving forward.”

Proceeds from the term loan will be used to refinance, in full, Xponential’s existing credit facility, to fund the repurchase of the Company’s outstanding convertible preferred stock, and to pay fees and expenses in connection with the foregoing. Borrowings under the revolving credit facility will be used for working capital and general corporate purposes.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of five brands spanning modalities including Pilates, barre, stretching, strength training and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 30 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, without limitation, statements relating to expected business and financial benefits resulting from the refinancing and our ability to decrease interest payments. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: the outcome of ongoing and any future government investigations and litigation to which we are subject; our ability to retain key senior management and key employees; our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; geopolitical uncertainty, including the impact of the presidential administration in the U.S.; trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2024, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

2